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                                                                    Exhibit 21.1
                                                                    ------------



                         Subsidiaries of the Registrant



SUBSIDIARY                                      JURISDICTION OF
----------                                      ----------------
                                                INCORPORATION
                                                -------------

Global Crossing Network Center Ltd.             Bermuda

Global Crossing International, Ltd.             Bermuda

Global Telesystems Holdings Ltd.                Bermuda

Pacific Crossing Holdings Ltd.                  Bermuda

Mid-Atlantic Crossing Holdings Ltd.             Bermuda

Pan American Crossing Holdings Ltd.             Bermuda

Global Crossing Landing Holdings Ltd.           Bermuda

GC St. Croix Co.                                U.S. Virgin Islands

Global Crossing Development Co.                 Delaware

Global Crossing Holdings U.K. Ltd.              UK

Global Crossing Marketing USA Inc.              Delaware

Atlantic Crossing Ltd.                          Bermuda

GCT Pacific Holdings Ltd.                       Bermuda

Mid-Atlantic Crossing Ltd.                      Bermuda

Pan American Crossing Ltd.                      Bermuda

GC Pacific Landing Corp.                        Delaware
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                                                                               2



Global Crossing Marketing U.K. Ltd.            UK

GT Landing Corp.                               Delaware

Global Telesystems GmbH                        Germany

GT Netherlands B.V.                            Netherlands

GT U.K. Ltd.                                   UK

Atlantic Crossing Holdings U.K. Ltd.           UK

Pacific Crossing Ltd.                          Bermuda

Mid-Atlantic Crossing Holdings U.K. Ltd.       UK

Pan-American Crossing UK Ltd.                  UK

PAC Panama Ltd.                                Bermuda

PC Landing Corp.                               Delaware

PCL Japan Ltd.                                 Japan

Pacific Crossing UK Limited                    UK

MAC Landing Corp.                              Delaware

PAC Landing Corp.                              Delaware

Global Crossing Mexicana S. de R.L. de C.V.    Mexico